UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 24, 2008 (September 23, 2008)

HEALTHCARE REALTY TRUST INCORPORATED

(Exact Name of Registrant as Specified in Charter)

MARYLAND	001-11852	62-1507028

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3310 West End Ave. Suite 700 Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)
(615) 269-8175

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On September 23, 2008, Healthcare Realty Trust Incorporated (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wachovia Capital Markets, LLC, J.P. Morgan Securities Inc., Banc of America Securities LLC and UBS Securities LLC as representatives of the several underwriters named therein (the Representatives”), pursuant to which the Company agreed to issue and sell 7,000,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a public offering price of $25.50 per share in an underwritten public offering (the “Offering”). As part of the Offering, the Company has granted the underwriters a 30-day option to purchase up to an additional 1,050,000 shares of Common Stock to cover over-allotments. The net proceeds of the Offering, after underwriting discounts and commissions and before giving effect to the over-allotment option, if exercised, will be approximately $170.5 million. The Company intends to use the net proceeds from the Offering to invest in recently closed and anticipated acquisitions of medical office, other outpatient-related facilities and for general corporate purposes. The closing of the transaction is subject to customary closing conditions and is expected to occur on or about September 29, 2008.
     In connection with the Offering, the Company and certain of its directors and executive officers have agreed to enter into 90-day “lock-up” agreements in substantially the form included in the Underwriting Agreement.
     The underwriters and/or their affiliates have provided and in the future may provide investment banking, commercial banking and/or advisory services to the Company from time to time for which they have received and in the future may receive customary fees and expenses and may have entered into and in the future may enter into other transactions with the Company. In particular, affiliates of certain of the underwriters are lenders under the Company’s unsecured credit facility and therefore will receive some of the net proceeds from the Offering through the repayment of borrowings under the credit facility.
     The Offering is only being made under a prospectus supplement and the accompanying prospectus filed with the Securities and Exchange Commission pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-150884). The disclosure under this Item 1.01 is not an offer to sell, nor a solicitation of an offer to buy securities, nor shall there be any sales of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.
     The Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.
Item 8.01. Other Events
     The Company’s press release announcing the pricing of the Offering is filed as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

1.1	Underwriting Agreement dated September 23, 2008 by and among the Company and Wachovia Capital Markets, LLC, J.P. Morgan Securities Inc., Banc of America Securities LLC and UBS Securities LLC as representatives of the several underwriters named therein.

5.1	Opinion of Waller Lansden Dortch & Davis, LLP.

8.1	Tax opinion of Waller Lansden Dortch & Davis, LLP.

23.1	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibits 5.1 and 8.1).

99.1	Press release dated September 23, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED
By:	/s/ Scott W. Holmes
Scott W. Holmes
Executive Vice President and Chief Financial Officer

Date: September 24, 2008